EXHIBIT 99.1

CROWN MEDIA HOLDINGS ANNOUNCES OPERATING RESULTS

FOR FIRST QUARTER OF 2015

STUDIO CITY, Calif. — May 1, 2015 - Crown Media Holdings, Inc. (NASDAQ:CRWN) today reported its operating results for the three months ended March 31, 2015.

Operating Highlights

•                  Double-digit advertising revenue growth continues for the second consecutive quarter. Advertising revenue grew 14% over the same period a year ago, driving 30% growth in Adjusted EBITDA.

•                  Hallmark Channel’s Countdown to Valentine’s Day stunt reaches 30 million viewers. The newest annual tent pole programming event, Countdown to Valentine’s Day, featuring five new original movies premieres celebrating the holiday, out-performed the same time period a year ago by 44% in households and 41% among women 25 to 54 in prime time.

•                  Good Witch premieres to record ratings. The first episode of the Hallmark Channel original series, Good Witch, garnered a 2.7 household rating, making it the highest rated original series episode in network history to date. The first season of Good Witch averaged a 2.1 household rating and 2.2 million total viewers, becoming the most watched Hallmark Channel original series to date.

•                  Hallmark Movies & Mysteries’ Sunday Marathons bring in new audiences. Year-to-date, Sunday all day marathons (9 a.m.-1 a.m.), featuring hit series such as Diagnosis Murder and Hart to Hart, have performed at double digits above the same period a year ago among women 25 to 54.

•                  In-house production of original content commences in 2015. Through its in-house production company, Crown Media Productions, the Company will finance up to six television films in 2015 whilst retaining all rights worldwide.

•                  Crown Media launches full service integrated marketing and digital solution, Crown Connectivity. Crown Connectivity will allow the company to provide advertisers with 360-degree integration opportunities across both networks’ linear, digital, and social media platforms.

“Differentiation of our channels combined with strong ratings performance from our original programming during the first quarter of 2015 resulted in double-digit growth in revenue and Adjusted EBITDA. The Company leveraged the ratings momentum from the holidays and launched Countdown to Valentine’s Day in 2015 to drive our bottom line. Forging ahead to second quarter, we expect this momentum to continue with the return of our original primetime series, When Calls the Heart, on Hallmark Channel and five mystery wheels on Hallmark Movies & Mysteries.” said Bill Abbott, President and CEO of Crown Media Family Networks.

Financial Results

Historical financial information is provided in tables at the end of this release.

Operating Results

For the first quarter of 2015 Crown Media reported revenue of $100.5 million, an 11% increase from $90.7 million in the first quarter of 2014. Advertising revenue increased 14% to $79.1 million from $69.4 million in the first quarter of 2014 due to the strength of pricing on Hallmark Channel and ratings increases across both channels. Subscriber fee revenue decreased 1% to $20.9 million from $21.0 million in the first quarter of 2014. Other revenue increased $0.2 million for the quarter as compared to the prior year’s quarter.

For the first quarter of 2015, cost of services decreased 10% to $39.3 million from $43.7 million during the same quarter of 2014. Programming costs decreased 13% quarter over quarter due to the amortization of twelve episodes of When Calls the Heart during the first quarter of 2014 as compared to six episodes of Good Witch during the first quarter of 2015.  Operating costs increased $1.0 million quarter over quarter due to an increase in employee costs, including severance.

Selling, general and administrative expense (including depreciation and amortization expense) increased 10% to $18.1 million for the first quarter of 2015 from $16.5 million during the same quarter of 2014 due to increases in employee costs, including contingent compensation and severance, and increases in amortization and depreciation expense.

Marketing expense increased $3.5 million during the first quarter of 2015 compared to the first quarter of 2014 due to the marketing campaign surrounding the Good Witch series.

Interest expense decreased $1.2 million for the first quarter of 2015, as compared to the first quarter of 2014, due to the decrease in the principal balance of the Term Loan and Notes. Interest expense on the Term Loan was $1.8 million and $1.5 million for the three months ended March 31, 2014 and 2015, respectively. Interest expense on the Notes was $8.1 million and $7.3 million for the three months ended March 31, 2014 and 2015, respectively.

Provisions for income tax of $6.9 million and $10.8 million reflect effective tax rates of 36.6% and 36.9% for the three months ended March 31, 2014 and 2015, respectively.

Adjusted EBITDA was $40.3 million for the first quarter of 2015 compared to $31.0 million for the first quarter of 2014. Cash provided by operating activities totaled $23.9 million for the first quarter of 2015 compared to $4.6 million for the first quarter of 2014. Net income to common shareholders for the quarter ended March 31, 2015, was $18.5 million, or $0.05 per share, compared to $12.0 million, or $0.03 per share in the first quarter of 2014.

Conference Call and Webcast to be Held Friday, May 1st, at 11:00 a.m. ET

Crown Media Holdings’ management will conduct a conference call on Friday, May 1st, at 11:00 a.m., Eastern Time to discuss the results of the three months ended March 31, 2015. Investors and interested parties may listen to the call via a live webcast accessible on the Company’s investor relations page, http://ir.crownmedia.net/, or by dialing (877) 307-0246 (Domestic) or (224) 357-2394 (International) and using the conference ID number 16742929. For those listeners accessing the call through the Company’s website, please register and download audio software at the site at least 15 minutes prior to the start of the call. The webcast will be archived on the site, and a telephone replay of the call will be available for 5 days following the call beginning at 2:00 p.m. Eastern Time on Friday,  May 1st, at (855) 859-2056 (Domestic) or (404) 537-3406 (International), using the conference number ID 16742929.

About Crown Media Holdings, Inc.

Crown Media Holdings, Inc. is the corporate parent for the portfolio of cable networks and related businesses under Crown Media Family Networks. The company currently operates and distributes Hallmark Channel and Hallmark Movies & Mysteries - America’s most trusted family-friendly entertainment brands. Launched in 2001, Hallmark Channel, The Heart of TV, is a 24-hour cable television network available in high definition (HD) and standard definition (SD) in 85 million U.S. homes. Committed to enhancing viewers’ enjoyment of life’s special occasions year-round, Hallmark Channel has set the gold standard for celebratory content with such annual programming events as Countdown to Christmas and Countdown to Valentine’s Day. The network’s diverse slate of heartwarming original programming consists of movies; scripted primetime series, including Cedar Cove, When Calls the Heart, and Good Witch; and annual specials, like Kitten Bowl and Hero Dog Awards. The channel also features world premiere presentations of the acclaimed Hallmark Hall of Fame franchise, as well as Home & Family, a daily 2-hour two-time Emmy®-Nominated lifestyle program hosted by Mark Steines and Cristina Ferrare. Rounding out its lineup, Hallmark Channel presents such enduringly beloved classic series as I Love Lucy, The Golden Girls, The Waltons, Little House on the Prairie, Frasier, and The Middle. Available in 56 million homes and one of the fastest-growing properties in cable, Hallmark Movies & Mysteries is a 24-hour digital network that brings the lighter side of the suspense and mystery genres into focus. The network, which launched in 2008 as Hallmark Movie Channel and underwent a brand evolution in October of 2014, highlights rich, dramatic, and thought-provoking storytelling with a mix of original movies, presentations from the acclaimed Hallmark Hall of Fame library, and such time-honored acquired series as

Murder She Wrote, Matlock, Hart to Hart, and Diagnosis Murder. The channel is also home to its own holiday franchise, The Most Wonderful Movies of Christmas, featuring original movies and all-time classics like A Christmas Carrol; Holiday Affair; Babes in Toyland; and Christmas in Connecticut.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; our ability to address our liquidity needs; our incurrence of losses; our substantial indebtedness affecting our financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s most recent 10-K and 10-Q Reports. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

Crown Media evaluates operating performance based on several factors, including Adjusted EBITDA. Our calculation of Adjusted EBITDA adds back non-cash expenses and other items mentioned below.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and other non-cash expenses. For this purpose, restricted stock unit compensation and long term incentive plan expense are treated as non-cash items, although they may result in cash payments during subsequent periods. See “Selected Unaudited Financial Information” below for a reconciliation to GAAP net income. Management views Adjusted EBITDA as a critical measure of our operating performance and monitors this measure closely. We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management to evaluate their investment in our Company.

We also believe that an Adjusted EBITDA provides an indication of the Company’s ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA. The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is likely calculated differently than presentations of EBITDA by other entities as our calculation was based upon the definition in a bank credit agreement.

For additional information, please contact:

Investors and Press

Crown Media Holdings, Inc.

Mary Dzabic, 818.755.1261

marydzabic@crownmedia.com

Crown Media Holdings, Inc.

Unaudited Consolidated Income Statement Information

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2015
Revenue:
Advertising	$68,526	$78,378
Advertising by Hallmark Cards	855	759
Subscriber fees	21,014	20,896
Other revenue	280	479
Total revenue, net	90,675	100,512
Cost of services:
Non-affiliate programming	39,313	33,818
Hallmark Cards affiliate programming	848	940
Amortization of capital lease	289	289
Other costs of services	3,279	4,296
Total cost of services	43,729	39,343
Selling, general and administrative expense	16,001	17,442
Marketing expense	1,149	4,608
Depreciation and amortization expense	508	679
Income from operations before interest and income tax expense	29,288	38,440
Interest expense	(10,311)	(9,089)
Income from continuing operations before income tax	18,977	29,351
Income tax expense	(6,939)	(10,845)
Net income	$12,038	$18,506

Net income per share - diluted	$0.03	$0.05
Weighted average number of common shares outstanding	359,676	359,676

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of December 31,	As of March 31,
	2014	2015

ASSETS

Cash and cash equivalents	$60,888	$64,254
Accounts receivable, less allowance for doubtful accounts of $265 and $394, respectively	118,277	99,639
Programming rights	85,950	89,404
Prepaid programming rights	33,844	34,516
Deferred tax asset, net	46,900	46,900
Prepaid and other assets	3,459	3,436
Total current assets	349,318	338,149
Programming rights	221,664	238,706
Prepaid programming rights	5,938	2,958
Property and equipment, net	10,763	10,054
Deferred tax asset, net	147,468	137,310
Debt issuance costs, net	7,878	7,454
Other assets	5,051	4,915
Goodwill	314,033	314,033
Total assets	$1,062,113	$1,053,579

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$29,588	$22,461
Audience deficiency reserve liability	5,926	6,118
Programming rights payable	66,726	72,453
Payables to Hallmark Cards affiliates	150	195
Interest payable	13,079	5,950
Current maturities of long-term debt	20,000	—
Total current liabilities	135,469	107,177
Accrued liabilities	17,629	19,137
Programming rights payable	45,676	45,319
Long-term debt, net of current maturities	369,701	369,802
Total liabilities	568,475	541,435

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY
Class A common stock, $.01 par value; 500,000,000 shares authorized; 359,675,936 shares issued and outstanding as of both December 31, 2014 and March 31, 2015	3,597	3,597
Paid-in capital	2,062,818	2,062,818
Accumulated deficit	(1,572,777)	(1,554,271)
Total stockholders’ equity	493,638	512,144
Total liabilities and stockholders’ equity	$1,062,113	$1,053,579

Crown Media Holdings, Inc.

Selected Unaudited Financial Information

(in thousands)

	Three Months Ended
	March 31,
	2014	2015

Net income	$12,038	$18,506
Depreciation and amortization	797	968
Interest expense	10,311	9,089
Income tax expense	6,939	10,845
Long term incentive plan expense	884	872
Restricted stock unit compensation	30	—
Adjusted earnings before interest, taxes, depreciation and amortization	$30,999	$40,280

Programming and other amortization	40,937	35,547
Provision for allowance for doubtful account	5	130
Changes in operating assets and liabilities:
Change to programming rights	(79,491)	(55,254)
Change to prepaid programming rights	(2,768)	2,308
Change in programming rights payable	14,617	5,370
Interest paid	(17,639)	(15,815)
Changes in other operating assets and liabilities, net of adjustments above	17,909	11,343
Net cash provided by operating activities	$4,569	$23,909

Crown Media Holdings, Inc.

Selected Unaudited Cash Flow Statement Information

(in thousands)

	Three Months Ended
	March 31,
	2014	2015

Net cash provided by operating activities	$4,569	$23,909
Net cash used in investing activities	(165)	(196)
Net cash used in financing activities	(25,320)	(20,347)
Net (decrease) increase in cash and cash equivalents	(20,916)	3,366
Cash and cash equivalents, beginning of period	63,750	60,888
Cash and cash equivalents, end of period	$42,834	$64,254